AMENDMENT NO. 1 TO LEASE AGREEMENT
                                (Heritage)


     THIS LEASE AGREEMENT (this "Amendment") dated as of August 1,
1994 by and between Heritage Associates Limited Partnership, a Maryland limited partnership, having an address at 515 Fairmont Avenue, Suite 900, Towson, Maryland 21286 ("Landlord"), and Meridian Healthcare, Inc., a Pennsylvania corporation, having an address at 148 State Street, Kennett Square, Pennsylvania 19348 ("Tenant").

                           W I T N E S S E T H:

     In consideration of the mutual covenants and conditions set forth herein, the parties hereto intending to be legally bound, hereby agree to amend the Lease Agreement dated November 30, 1993 between Landlord and Tenant (the "Lease") as follows:

     1. The Lease is hereby amended by deleting Section 2.01 in its entirety and by inserting in lieu thereof the following:

     "Section 2.01. For each Lease Year (as defined in Article 31) during the Initial Term, Tenant shall pay to Landlord in lawful money of the United States of America, or by check subject to collection, at the address of Landlord specified above or at such other place as Landlord may from time to time designate, without any deduction or offset, a net annual basic rental of Seven Hundred Ninety Five
  Thousand Dollars ($795,000) in equal monthly installments each in advance beginning on the Commencement Date and continuing on the first day of each month thereafter until July 31, 1994, and a net annual basic rental of Seven Hundred Thirty Five Dollars ($735,000) in equal monthly installments each in advance beginning on August 1, 1994 and continuing on the first day of each month thereafter (the "Basic Rent"). The first monthly installment of Basic Rent shall be payable in advance on the Commencement Date. If the Commencement Date falls on a day other than the first day of a calendar month, the first monthly installment of Basic Rent shall be apportioned pro rata on a per diem basis and shall be paid on the Commencement Date. For each Lease Year during the Renewal Term, if any, the Basic Rent shall be the greater of the Fair Rental Value (as defined in Article 31) or Seven Hundred Seventy Two Thousand Dollars ($772,000) per year, payable in advance in equal monthly installments due on the first day of each calendar month during the Renewal Term."

     2. All of the terms and conditions of the Lease, as amended hereby, are hereby ratified and confirmed.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Amendment as of the day and year first above written.


                               LANDLORD:

                               Heritage Associates Limited Partnership

                               By:  MHC Holding Company


                               By: /s/ Michael J. Batza, Jr.
                               Name: Michael J. Batza, Jr.
                               Title:


                               TENANT:

                               Meridian Healthcare, Inc.,
                               a Pennsylvania Corporation


                               By: /s/ George V. Hager, Jr.
                               Name:
                               Title:

                        AFFIRMATION OF GUARANTEE


     The undersigned hereby affirms its guarantee of the Lease referred to in the foregoing Amendment and guarantees absolutely and unconditionally the payment when due of all amounts which the Lease dated November 30, 1993 between Heritage Associates Limited Partnership ("Landlord") and Meridian Healthcare, Inc., a Pennsylvania limited partnership ("Tenant"), as amended by Amendment No. 1 thereto dated
August 1, 1994, requires to be paid to the Landlord and the punctual performance of all covenants of the Tenant to be performed thereunder. This Guarantee shall not be released or discharged until all sums required under the Lease (as so amended) to be paid to Landlord shall have been paid in full, regardless of whether the Tenant shall have been released or otherwise discharged, whether by agreement or by operation of law or otherwise.


                                      GENESIS HEALTH VENTURES, INC.


                                      By:  /s/ George V. Hager, Jr.
                                      Name:
                                      Title:

STATE OF PENNSYLVANIA, CITY/COUNTY OF CHESTER, to wit:

     I HEREBY CERTIFY, that on this 9th day of September, 1994, before me the undersigned Notary Public of the State of Pennsylvania, personally appeared George V. Hager, Jr., who acknowledged himself/ herself to be the Sr. Vice President and CFO of Meridian Healthcare, Inc., known to me (or satisfactorily proven) to be the person who executed the foregoing agreement and acknowledged that he/she executed the same for the purposes therein contained by signing the name of the said Meridian Healthcare, Inc. by himself/herself as Sr. Vice Hospital and CFO.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                     /s/ Dana B. Liebert
                                     Notary Public
                                     My Commission Expires:


                                             Notarial Seal
                                    Dana E. Liebert, Notary Public
                                 Kennett Square Boro. Chester County
                                 My Commission Expires July 21, 1997

STATE OF PENNSYLVANIA, CITY/COUNTY OF CHESTER, to wit:

     I HEREBY CERTIFY, that on this 9th day of September, 1994, before me the undersigned Notary Public of the State of Pennsylvania, personally appeared George V. Hager, Jr., who acknowledged himself/ herself to be the Sr. Vice President and CFO of Genesis Health Ventures, Inc., known to me (or satisfactorily proven) to be the person who executed the foregoing agreement and acknowledged that he/she executed the same for the purposes therein contained by signing the name of the said Genesis Health Ventures, Inc. by himself/herself as Sr. Vice President and CFO.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                         /s/ Dana B. Liebert
                                         Notary Public
                                         My Commission Expires:

                                             Notarial Seal
                                    Dana E. Liebert, Notary Public
                                 Kennett Square Boro. Chester County
                                 My Commission Expires July 21, 1997


STATE OF MARYLAND, CITY/COUNTY OF BALTIMORE, to wit:

     I HEREBY CERTIFY, that on this 10th day of September, 1994, before me, the undersigned Notary Public of the State of Maryland, personally appeared Michael J. Batza, Jr., who acknowledged himself/herself to be the Vice President of MHC Holding Co., known to me (or satisfactorily proven) to be the person who executed the foregoing agreement and acknowledged that he/she executed the same for the purposes therein contained by signing the name of the said MHC Holding Co. by himself/ herself as Vice President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                     /s/ Pamela S. Burke
                                     Notary Public
                                     My Commission Expires: 8/1/98